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                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT



We consent to the reference to our firm under the heading "Experts" and to the use of our report dated March 12, 1999 on the financial statements for the years ended December 31, 1997 and 1998 of Zhejiang AsiaInfo Telecommunication Technology Co. Ltd in the Registration Statement on Form S-1 (No. 333-93199) of AsiaInfo Holdings, Inc. and to the incorporation by reference in this registration statement of such report.




Deloitte Touche Tohmatsu Shanghai CPA
Shanghai
March 2, 2000